Exhibit 99.1

Cartesian Therapeutics Announces Strategic Licensing Agreement with WestGene Biopharma to Accelerate the Development of In Vivo CAR-T Platform in Autoimmune Diseases

WestGene’s established targeted LNP platform combined with Cartesian’s mRNA payload from Descartes-08 integrates two independently, clinically tested technologies for rapid clinical translation

Plans to advance multiple Cartesian-owned, internally developed next-generation anti-BCMA CAR constructs and a BCMA-directed TCE as part of expanding mRNA payload portfolio

Clinical trial expected to initiate in 2H 2026 using mRNA payload from Descartes-08 combined with WestGene’s LNP platform in patients with MG; Clinical data expected in 1H 2027

FREDERICK, MD, June 9, 2026 (GLOBE NEWSWIRE) – Cartesian Therapeutics, Inc. (NASDAQ: RNAC) (the “Company” or “Cartesian”), a late clinical-stage biotechnology company pioneering cell therapy for autoimmune diseases, today announced a strategic licensing agreement with WestGene Biopharma Co., Ltd. (“WestGene”) to advance the development of novel in vivo chimeric antigen receptor T-cell (CAR-T) therapies in autoimmune diseases.

“Building on our leadership in autologous cell therapy in autoimmune disease, we are partnering with WestGene to extend our mRNA payloads into in vivo delivery,” said Carsten Brunn, Ph.D., President and Chief Executive Officer of Cartesian. “We believe that the potential for in vivo to further enhance the delivery of cell therapies in the field of autoimmune disease provides a compelling commitment to scientific innovation. This partnership provides an accelerated and efficient path to human clinical data with expected proof-of-concept being evaluated in patients with myasthenia gravis. With positive clinical data, we intend to advance programs across multiple autoimmune diseases into U.S. clinical development. We believe this collaboration has the potential to further transform the treatment paradigm for cell therapy in autoimmune diseases.”

WestGene has previously conducted clinical studies in the fields of oncology and autoimmune diseases using mRNA CAR‑T constructs delivered via its targeted lipid nanoparticle (tLNP) platform, establishing early proof of concept for its in vivo approach. Across multiple dosing regimens, including repeated administration of up to 14 doses in a single patient, the therapy demonstrated a favorable safety and tolerability profile, with no dose-limiting toxicities (DLTs), serious adverse events (SAEs), immune effector cell-associated neurotoxicity syndrome (ICANS), or infusion-related reactions (IRRs) reported. Only one subject experienced Grade 1 cytokine release syndrome (CRS). Clinical data demonstrated robust in vivo CAR-T generation following administration, including high levels of circulating CD8⁺ CAR-T cells and rapid, sustained B-cell depletion. Importantly, CAR expression and biological activity were maintained following repeat dosing, supporting the potential for long-term, multi-cycle administration without evidence of diminished pharmacologic activity. The underlying ionizable lipid technology has shown preferential uptake in CD8⁺ T cells in vivo and a consistent tolerability profile, collectively reinforcing the potential of WestGene’s platform to deliver consistent biologic activity and serving as a validated vehicle for advancing additional programs, including Cartesian’s anti‑BCMA approach.

Cartesian is partnering with WestGene to conduct a Phase 1 dose-escalation study of the mRNA used in Descartes-08 delivered via WestGene’s proprietary targeted lipid nanoparticles (tLNPs) in patients with generalized myasthenia gravis. IV infusions will be administered across multiple dose levels using a Bayesian Optimal Interval (BOIN) adaptive design with a comprehensive translational assessment package including clinical response measures. The program represents a novel in vivo approach to BCMA-directed T-cell engineering that, if successful, could eliminate the ex vivo manufacturing step.

In addition to Descartes-08, Cartesian’s tested CAR construct with the potential to be evaluated initially with the WestGene LNP delivery platform, Cartesian is also planning to advance multiple internally developed next-generation anti-BCMA CAR constructs and a BCMA-directed T-cell engager (TCE) as part of its expanding mRNA payload portfolio. The WestGene partnership is designed to provide an efficient framework to move additional Cartesian payloads into human trials, extending the platform’s potential to generate clinical proof-of-concept data across multiple programs in several disease states.

“We are thrilled to partner with Cartesian, which we believe to be the most clinically advanced mRNA CAR-T company, whose validated payloads complement WestGene’s targeted LNP delivery platform,” said Xiangrong Song, Ph.D., Co-Founder and CEO of WestGene. “WestGene brings the early clinical infrastructure to rapidly evaluate Cartesian’s constructs in vivo, and we believe this collaboration has the potential to meaningfully advance the treatment of autoimmune diseases.”

Under the terms of the agreement, WestGene will receive an upfront payment and is eligible to receive potential development and commercial based milestone payments. This clinical study is expected to initiate in 2H 2026 with in-human data expected in 1H 2027.

This strategic collaboration between Cartesian and WestGene was facilitated by Uni-Pioneers, BioMed., Inc. (“Uni-Pioneers”), a Chapel Hill-based firm specializing in strategic partnership, cross-border venture creation, deal-making, and alliance building. Leveraging its expertise, Uni-Pioneers worked closely with both Cartesian and WestGene to structure a partnership that has the potential to accelerate the path to clinical proof of concept of in vivo CAR-T and TCE therapies in autoimmune diseases.

About Cartesian Therapeutics

Cartesian Therapeutics is a late clinical-stage company pioneering cell therapy for the treatment of autoimmune diseases. The Company’s lead asset, Descartes-08, is a CAR-T in Phase 3 clinical development for patients with generalized myasthenia gravis, Phase 2 clinical development in myositis, specifically dermatomyositis and antisynthetase syndrome, and in Phase 1/2 clinical development for pediatric autoimmune diseases, including juvenile dermatomyositis. For more information, please visit www.cartesiantherapeutics.com or follow the Company on LinkedIn or X.

About WestGene Biopharma
WestGene Biopharma is a clinical-stage biotechnology company focused on nano-delivery (LNP/tLNP) and next-generation mRNA therapeutics. The company has developed proprietary LNP delivery platforms and RNA engineering technologies to enable applications across oncology, autoimmune diseases, infectious diseases, metabolic disorders, and in vivo cell therapies. The Company’s nano-adjuvant WGa0401 has launched under EUA. The lead mRNA asset, WGc-043, is a tumor vaccine in Phase 1 clinical development for patients with Epstein-Barr virus associated tumors including solid tumors and hematologic malignancies. For more information, please visit www.westgenepharma.com or follow the Company on LinkedIn.

Forward Looking Statements

Any statements in this press release about the future expectations, plans and prospects of the Company, including without limitation, statements regarding the partnership and strategic licensing agreement between the Company and WestGene and the ability of the Company and WestGene to develop therapies, treat disease, extend mRNA payloads into in vivo delivery, the integration and complementary nature of the Company’s product candidates and WestGene’s LNP platform, the speed and efficiency of the development pathway for collaboration products between the Company and WestGene, the ability of the Company and its partnership with WestGene to generate clinical proof-of-concept data across multiple programs in several disease states, the ability of the Company and its partnership with WestGene to advance multiple internally developed next-generation anti-BCMA CAR constructs and a BCMA-directed T-cell engager (TCE) and the speed at which these constructs and TCE are developed, statements regarding the Company’s expected cash resources and cash runway, the ability of the Company’s product candidates to be administered in an outpatient setting or without the need for preconditioning lymphodepleting chemotherapy, the potential of Descartes-08, or any of the Company’s other product candidates to treat MG, juvenile MG, myositis, JDM, or any other disease, the anticipated timing or the outcome of ongoing and planned clinical trials, studies and data readouts, including the ongoing Phase 3 AURORA trial of Descartes-08 in MG, the ongoing Phase 2 TRITON trial of Descartes-08 in myositis, and the ongoing Phase 1/2 HELIOS pediatric trial of Descartes-08 in autoimmune diseases, including JDM, the anticipated timing or the outcome of the FDA’s review of the Company’s regulatory filings, including the number of trials that may be necessary in order to obtain marketing approval, the potential for in-vivo delivery of the Company’s product candidates, the Company’s ability to conduct its clinical trials and preclinical studies, the timing or making of any regulatory filings, the anticipated timing or outcome of selection of developmental product candidates, the ability of the Company to enter into and maintain potential collaborations or partnerships, the novelty of treatment paradigms that the Company is able to develop, the potential of any therapies developed by the Company to fulfill unmet medical needs, and enrollment in the Company’s clinical trials and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the following: the uncertainties inherent in the initiation, completion and cost of clinical trials including proof of concept trials, including uncertain outcomes, the availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary results from a particular clinical trial will be predictive of the final results of that trial and whether results of early clinical trials will be indicative of the results of later clinical trials, the ability to predict results of studies performed on human beings based on results of studies performed on non-human subjects, the unproven approach of the Company’s technology, potential delays in enrollment of patients, undesirable side effects of the Company’s product candidates, political uncertainty, the Company’s reliance on third parties to conduct its clinical trials, the Company’s inability to maintain its existing or future collaborations, licenses or contractual relationships, its inability to protect its proprietary technology and intellectual property, potential delays in regulatory approvals, the availability of funding sufficient for its foreseeable and unforeseeable operating expenses and capital expenditure requirements, the Company’s recurring losses from operations and negative cash flows, substantial fluctuation in the price of the Company’s common stock, risks related to geopolitical conflicts, pandemics, and macroeconomic impacts, and other important factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, and in other filings that the Company makes with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any intention to update any forward-looking statements included in this press release, except as required by law.

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Contact Information:
Investor Contact:
Megan LeDuc
Associate Director, Investor Relations
megan.leduc@cartesiantx.com

Media Contact:
David Rosen
Argot Partners
david.rosen@argotpartners.com